Exhibit 99.2

SPAR Group, Inc. Announces 2009 Fourth Quarter and Year End Financial Results Conference Call

TARRYTOWN, N.Y., Apr 13, 2010 -- SPAR Group, Inc. (Nasdaq:SGRP) (the "Company" or "SGRP"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that Gary Raymond, President and Chief Executive Officer, and Jim Segreto, Chief Financial Officer, will host a conference call on Friday, April 16, 2010, at 11:00 a.m. Eastern Daylight Time. During the call management will discuss the company's 2009 fourth quarter and year end financial results.

Conference Call Details: Date: Friday, April 16, 2010 Time: 11:00 a.m.
EDT Dial-In Number: 1-888-549-7704 International Dial-In Number: 1-480-629-9857

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 11:00 a.m. call. A telephonic replay of the conference call may be accessed approximately two hours after the call through April 23, 2010, by dialing 1-800-406-7325 or 1-303-590-3030 for international callers and entering the replay access code 4284298.

There will also be a simultaneous audio feed and archived recording of the conference call available at http://www.sparinc.com under the "Investor Relations" menu section and "News Releases" sub-menu of the website.

About SPAR Group SPAR Group, Inc. is a diversified international merchandising and marketing services company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. SPAR Group provides product services, project services, in-store events, radio frequency identification ("RFID"), technology services and marketing research covering all product and trade classifications, including mass market, drug store, convenience store and grocery chains. Product services include product additions; placement, reordering, replenishment, labeling, evaluation and deletions, and project services include seasonal and special product promotions, product recalls and complete setups of departments and stores. The company operates throughout the United States and internationally in 12 of the most populated countries, including China and India. For more information, visit the SPAR Group's Web site at www.sparinc.com.

Contacts:	SPAR Group, Inc.
James R. Segreto
(914) 332-4100

Alliance Advisors, LLC
Investors:
Alan Sheinwald, President
(914) 669-0222
Mark McPartland, Vice President
(910) 686-0455